EXHIBIT 23.3


                                   CONSENT OF

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement of THCG, Inc. on Form S-3 (Registration No. 333-44888) of our report dated January 21, 1999 appearing in the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 relating to our audit of the consolidated financial statements of Walnut Financial Services, Inc. for the period ended December 31, 1998.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.



/s/ Richard A. Eisner & Company, LLP
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Richard A. Eisner & Company, LLP


New York, New York
October 19, 2000